UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2009

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01.    Other Events.

On August 18, 2009, Shore Bancshares, Inc. (the “Company”) filed proposed responses to a comment letter dated July 30, 2009 from the Staff (the “Staff”) of the Securities and Exchange Commission.  The Staff’s comments relate primarily to the Company’s July 7, 2009 restatement, by way of an Amendment No. 1 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “10-Q”), of its financial statements for the first quarter of 2009 in response to the recent discovery that The Felton Bank’s calculation of the allowance for credit losses with respect to several loan relationships did not reflect the full loss exposure as of March 31, 2009 as calculated pursuant to Statement of Financial Accounting Standards No. 114.

In its response letter, the Company disclosed to the Staff that, based on management’s continuing evaluation of its disclosure controls and procedures as of March 31, 2009 in light of the error giving rise to the restatement, it expects to further amend the 10-Q (by restating Item 4 of Part I thereof) to report that the Company’s disclosure controls and procedures were not, in fact, effective at the reasonable assurance level as of March 31, 2009.  In the 10-Q, as originally filed, the Company reported that management believed that the disclosure controls and procedures were, in fact, effective at the reasonable assurance level.  Management has taken steps that it believes should prevent, to the extent reasonably possible, the re-occurrence of the error, which are addressed in Item 4 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Statements that are not historical in nature, including statements that include the words “anticipate” , “estimate”, “should”, “expect”, “believe”, “intend”, and similar expressions, are expressions about the Company’s intentions and expectations and are not guarantees.  Such forward-looking statements involve certain uncertainties, including management’s continuing evaluation of the Company’s controls and procedures.  Actual events may differ materially from such forward-looking statements, and we assume no obligation to update forward-looking statements at any time except as required by law.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: August 18, 2009	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO